Exhibit 10.45
UL SOLUTIONS INC. 2023 LONG-TERM INCENTIVE PLAN
NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made and entered into and effective _________, ____ (the “Grant Date”) by and between UL Solutions Inc. (formerly UL Inc.), a Delaware corporation (the “Company”), and ___________________________ (“Participant”).
WHEREAS, the Company desires to grant to the Participant an Award of Restricted Stock Units under the UL Solutions Inc. 2023 Long-Term Incentive Plan (the “Plan”) as set forth in this Agreement.
NOW THEREFORE, the Company and the Participant agree as follows:
1.    Plan Governs; Capitalized Terms. This Agreement is made pursuant to the Plan, and the terms of the Plan are incorporated into this Agreement, except as otherwise specifically stated herein. Capitalized terms used in this Agreement that are not defined in this Agreement shall have the meanings as used or defined in the Plan. References in this Agreement to any specific Plan provision shall not be construed as limiting the applicability of any other Plan provision. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control except to the extent the Plan provides that the Agreement may vary the terms of the Plan. The Participant acknowledges that he or she has reviewed the terms of the Plan, and agrees to be bound by them. Without limiting the generality of the foregoing, the Participant acknowledges that pursuant to Section 3.1 of the Plan the Administrator has the exclusive authority and discretion to interpret the Plan and this Agreement and to resolve all issues arising thereunder, and the Participant agrees to be bound by any determination made by the Administrator with respect to this Agreement and the Restricted Stock Units.
2.    Award of Restricted Stock Units. The Company hereby grants to the Participant on the Grant Date an Award of ____ Restricted Stock Units. Each Restricted Stock Unit constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant one Share, or the Fair Market Value thereof, upon vesting in accordance with Section 3 and settlement in accordance with Section 4. The Company shall hold the Restricted Stock Units in book-entry form. The Participant shall have no direct or secured claim in any specific assets of the Company or the Shares that may become issuable to the Participant under Section 4, and shall have the status of a general unsecured creditor of the Company. For avoidance of doubt, references in this Agreement to “Restricted Stock Units” shall apply only to those Restricted Stock Units granted pursuant to this Agreement.
3.    Vesting.
(a)    Generally. Except as otherwise provided in this Section 3, the Restricted Stock Units (rounded to the next highest number of whole Restricted Stock Units) shall vest on the earlier to occur of (i) the one-year anniversary of the Grant Date or (ii) the date of the next annual meeting of the Company’s stockholders occurring after the Grant Date (such earlier date, the “Vesting Date”), provided that the Participant has continuously served as a Director from the Grant Date through the Vesting Date, and if the Participant incurs a Termination of Service prior to the Vesting Date, all Restricted Stock Units granted pursuant to this Agreement shall be immediately and automatically forfeited on the date of termination without any further action by the Company, and without any payment of compensation to the Participant. For avoidance of doubt, this Section 3 supersedes Section 8.2 of the Plan.
(b)    Death; Disability. In the event that the Participant’s incurs a Termination of Service due to the Participant’s death or Disability before the Vesting Date, all Restricted Stock Units granted pursuant to this Agreement shall immediately become fully vested on the date of such Termination of Service.
(c)    Termination for Cause. In the event that the Participant incurs a Termination of Service due to Cause, all Restricted Stock Units granted pursuant to this Agreement, including any Restricted Stock Units that have been vested but not yet settled, shall be immediately forfeited. Notwithstanding the any provision of the Plan to the contrary, for purposes of the Award, “Cause” means (i) a Participant’s willful, reckless or grossly negligent commission of act(s) or omission(s) which have resulted in or are likely to result in, a loss to, or damage to the reputation of, the Company Group, or that compromise the safety of any employee or other person; (ii) a Participant’s act of fraud, embezzlement or theft in connection with the holder’s duties to the Company Group or in the course of his or her service, or a Participant’s commission of a felony or any crime involving dishonesty or moral turpitude; (iii) a Participant’s material violation of the policies or standards of, or any statutory or common law duty of loyalty to, the Company Group; or (iv) any material breach by a Participant of any written agreement between the Participant and the Company Group or one or more noncompetition, nonsolicitation, confidentiality or other restrictive covenants to which the Participant is subject.
(d)    Change in Control. In the event of a Change in Control, all Restricted Stock Units granted pursuant to this Agreement shall vest on the date immediately preceding the Change in Control (the “Change in Control Vesting Date”), provided that the Participant has not incurred a Termination of Service prior to the Change in Control Vesting Date.
4.    Settlement.
(a)    Payment in Shares or Cash. The Company (or its successor) in its discretion shall settle the vested Restricted Stock Units either by (i) causing its transfer agent for Shares to register Shares in book-entry form in the name of the Participant (or, in the discretion of the Administrator, issue to the Participant a stock certificate) representing a number of Shares equal to the number of Restricted Stock Units becoming vested pursuant to Section 3, (ii) paying to the Participant an amount equal to the Fair Market Value of the number of Shares described in clause (i), or (iii) by a combination of the methodologies described in clauses (i) and (ii). Subject any deferral election made in accordance with a plan, program or arrangement for which the Participant is eligible, such payment or transfer of Shares shall occur as soon as may be practicable after the Vesting Date, but not later than March 15th of the taxable year of the

Company following the Vesting Date in the case of vesting under Section 3(a), or not later than 90 days after the Participant’s death or Termination of Service by reason of Disability pursuant to Section 3(b) or a Change in Control pursuant to Section 3(d).
(b)    Tax Liability and Withholding. The Participant acknowledges that, regardless of any action taken by the Company Group, the ultimate liability for all income tax (including U.S. federal, state, and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items (collectively, “Tax-Related Items”) related to the Participant’s participation in the Plan and legally applicable or deemed applicable to the Participant is and remains the Participant’s responsibility. The Company will withhold with respect to Tax-Related Items only to the extent required by applicable law. To the extent that such withholding is required, unless otherwise determined by the Administrator (and, to the extent that the Participant is subject to Section 16 of the Exchange Act, in accordance with an available exemption under Section 16(b) thereof), at the time that Shares are issued to the Participant, or any earlier such time in which Tax-Related Items (as defined below) may become due and payable, the Company will satisfy such minimum withholding obligation by withholding from Shares issuable to the Participant hereunder such number of Shares having an aggregate Fair Market Value equal to the amount of such required withholding.
5.    No Transfer or Assignment of Restricted Stock Units; Restrictions on Sale. Except as otherwise provided in this Agreement, the Restricted Stock Units and the rights and privileges conferred thereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process until the Shares represented by the Restricted Stock Units are delivered to the Participant or his or her designated representative. The Participant shall not sell any Shares, after issuance pursuant to Section 4, at any time when Applicable Law or Company policies prohibit a sale.
6.    Securities Laws. No Shares shall be issued if the issuance would violate:
(a)    Any applicable state securities law;
(b)    Any applicable registration or other requirements under the Securities Act or the Exchange Act, or the listing requirements of any exchange on which the Shares are listed; or
(c)    Any applicable legal requirements of any governmental authority.
7.    Restrictive Covenants; Forfeiture. In consideration of this Award, the Participant agrees to all Restrictive Covenants to which he or she is a party or by which he or she is bound. The provisions of Section 3 to the contrary notwithstanding, in addition to any other remedy set forth in any agreement containing Restrictive Covenants, the Participant’s Restricted Stock Units, whether or not then vested, shall be immediately forfeited and cancelled in the event of the Participant’s breach of any Restrictive Covenant.

8.    Miscellaneous Provisions.
(a)    Clawback. The Restricted Stock Units, any Shares or cash paid to the Participant, and the proceeds of the sale of any such Shares, shall be subject to any compensation deduction, cancellation, clawback or recoupment policies that are approved by the Board or by the Administrator (whether approved prior to, on or after the Grant Date) as such policies may be applicable to the Participant from time to time, or as may be required to be made pursuant to any applicable currently effective or subsequently adopted law, government regulation or stock exchange listing requirement or any policy adopted by the Company or a subsidiary or affiliate of the Company pursuant to any such law, government regulation or stock exchange listing requirement which provides for such deduction, cancellation, clawback or recovery. Without limiting the generality of the foregoing, such policies may require the cancellation of an award to a Participant, or may require a Participant to repay amounts previously received by him or her pursuant to an award, in the event that either the Participant breaches any post-service restrictive covenants or obligation, or if it is determined after Termination of Service that the Participant could have been terminated for Cause, and may also provide for any amounts payable under an award to be offset by any amounts previously paid to the Participant under any Director compensation program that are required to be repaid pursuant to any such deduction, cancellation, clawback or recoupment policies. To the maximum extent permitted by applicable law, the Participant consents to any such offset, deduction, cancellation, clawback or recoupment.
(b)    Rights as a Stockholder. Neither the Participant nor the Participant’s representative shall have any rights as a stockholder with respect to any Shares underlying the Restricted Stock Units until the date that the Company delivers such Shares to the Participant or the Participant’s representative.
(c)    Dividend Equivalents. As of each dividend date with respect to Shares, an unvested dividend equivalent shall be awarded to the Participant in the dollar amount equal to the amount of the dividend that would have been paid on the number of Shares equal to the number of Restricted Stock Units held by the Participant as of the close of business on the record date for such dividend. Such dividend equivalent amount shall be converted into a number of Restricted Stock Units equal to the number of whole and fractional Shares that could have been purchased at the Fair Market Value on the dividend payment date with such dollar amount. In the case of any dividend declared on Shares which is payable in Shares, the Participant shall be awarded an unvested dividend equivalent of an additional number of Restricted Stock Units equal to the product of (i) the number of his or her Restricted Stock Units then held on the related dividend record date multiplied by the (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. All such dividend equivalents credited to the Participant shall be added to and in all respects thereafter be treated as additional Restricted Stock Units under this Agreement (subject to Section 11.17 of the Plan) and shall only be paid to the extent the Restricted Stock Units to which the dividend equivalents relates vests.
(d)    No Retention Rights. Nothing in this Agreement shall confer upon the Participant any right to continue in the service of the Company for any period of time or interfere with or otherwise restrict in any way the rights of the Company or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without Cause.
(e)    Notices. Any notice required or permitted by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company. To the extent provided by the Administrator, notice may also be given by e-mail or other electronic means.
(f)    Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof; provided, if the Participant is bound by any restrictive covenant contained in a previously-executed agreement with the Company, such restrictions shall be read together with the Participant Covenants to provide the Company with the greatest amount of protection, and to impose on the Participant the greatest amount of restriction, allowed by law. No alteration or modification of this Agreement shall be valid except by a subsequent written instrument executed by the parties hereto; provided that for the Company, the written instrument must be signed by a Senior Vice President or above of UL Solutions Inc. No provision of this Agreement may be waived except by a writing executed and delivered by the party sought to be charged. Any such written waiver shall be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.
(g)    Choice of Law; Venue; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware. The Company and the Participant stipulate and consent to personal jurisdiction and proper venue in the state or federal courts of Cook County, Illinois and waive each such party’s right to objection to an Illinois court’s jurisdiction and venue. The Participant and the Company hereby waive their right to jury trial on any legal dispute arising from or relating to this Agreement, and consent to the submission of all issues of fact and law arising from this Agreement to the judge of a court of competent jurisdiction as otherwise provided for above.
(h)    Successors.
(i)    Limitation on Assignment. This Agreement is personal to the Participant and, except as otherwise provided in Section 5 above, shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution, without the written consent of the Company executed by a Senior Vice President or above of UL Solutions Inc. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.

(ii)    Company and Successors. This Agreement shall inure to the benefit of and be binding upon the Company and its successors.
(i)    Severability. If any provision of this Agreement for any reason shall be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated.
(j)    Section 409A. Anything in this Agreement to the contrary notwithstanding, this Agreement shall be interpreted so as to comply with or satisfy an exemption from Section 409A. The Administrator may in good faith make the minimum modifications to this Agreement as it may deem appropriate to comply with Section 409A while to the maximum extent reasonably possible maintaining the original intent and economic benefit to the Participant and the Company of the applicable provision; provided that in no event shall the Company be responsible for any taxes under Section 409A that arise in connection with any amounts payable under the Plan or this Agreement.
(k)    Non-U.S. Directors. If the Participant is a foreign national, located outside the United States, not compensated from a payroll maintained in the United States, or otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, the Administrator may apply or interpret the terms and conditions of this Award in a manner that, in the Administrator’s judgment, may be necessary or desirable to comply with such legal or regulatory provisions.
(l)    Headings; Interpretation. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.
6